                                                                    Exhibit 13.1

                           LOYALTY MAGIC PTY LIMITED

                        SPECIAL PURPOSE FINANCIAL REPORT
                               FOR THE YEAR ENDED
                                 30TH JUNE 2005

                            LOYALTY MAGIC PTY LIMITED
                               A.C.N. 075 350 239

                                    CONTENTS

Declaration by Directors

Balance Sheet

Profit and Loss

Notes to and Forming Part of the Financial Statements

Statement of Cash Flows

Independent Auditor's Report

                            LOYALTY MAGIC PTY LIMITED
                               A.C.N. 075 350 239

                            DECLARATION BY DIRECTORS

The directors have determined that the company is not a reporting entity, but that this special purpose financial report should be prepared in accordance with the accounting policies described in Note 1 to the financial statements.

The directors of the company declare that the financial statements and notes as set out in the attached accounts:

     (a) comply with Accounting Standards as described in Note 1 to the financial statements and the Corporations Regulations 2001; and

     (b) give a true and fair view of the company's financial position as at 30 June 2005 and of its performance for the year ended on that date in accordance with the accounting policies described in Note 1 to the financial statements.

In the directors' opinion:

     (a) the financial statements and notes, as set out in the attached accounts are in accordance with the Corporations Act 2001; and

     (b) there are reasonable grounds to believe that the company will be able to pay its debts as and when they become due and payable.

Made in accordance with a resolution of the directors.

DIRECTOR _______________________

DIRECTOR _______________________

Date this ______ day of _____________ 2005

                            LOYALTY MAGIC PTY LIMITED

                                  BALANCE SHEET
                              AS AT 30TH JUNE 2005

                                                     2005         2004
                                           NOTE        $            $
                                           ----   ----------   ----------
CURRENT ASSETS
Cash                                          2       43,446      659,991
Receivables                                   3      855,159      450,248
Investments                                   4            4            4
Other                                         5        7,611       30,795
                                                  ----------   ----------
TOTAL CURRENT ASSETS                                 906,220    1,141,038
                                                  ----------   ----------
NON-CURRENT ASSETS
Property, plant and equipment                 6      220,886      157,816
Intangibles                                   7      280,963       54,391
                                                  ----------   ----------
TOTAL NON-CURRENT ASSETS                             501,849      212,207
                                                  ----------   ----------
TOTAL ASSETS                                       1,408,069    1,353,245
                                                  ==========   ==========
CURRENT LIABILITIES
Accounts Payable                              8      168,638      149,461
Borrowings                                    9       34,672       34,242
Provisions                                   10      137,684      243,301
Other                                        11      117,909      133,470
                                                  ----------   ----------
TOTAL CURRENT LIABILITIES                            458,903      560,474
                                                  ==========   ==========
NON-CURRENT LIABILITIES
Borrowings                                    9       67,817           --
Provisions                                   10       10,617           --
                                                  ----------   ----------
TOTAL NON-CURRENT LIABILITIES                         78,434           --
                                                  ----------   ----------
TOTAL LIABILITIES                                    537,337      560,474
                                                  ==========   ==========
NET ASSETS (LIABILITIES)                             870,732      792,771
                                                  ==========   ==========
EQUITY
Issued capital                               12    2,699,429    2,699,029
Accumulated losses                                (1,828,697)  (1,906,258)
                                                  ----------   ----------
TOTAL EQUITY                                         870,732      792,771
                                                  ==========   ==========

                            LOYALTY MAGIC PTY LIMITED

                                  PROFIT & LOSS
                        FOR THE YEAR ENDED 30TH JUNE 2005

                                                     2005         2004
                                           NOTE        $            $
                                           ----   ----------   ----------
NET PROFIT(LOSS) BEFORE INCOME TAX                  (163,999)     236,693
Income Tax Expense                                   241,560       57,728
                                                  ----------   ----------
NET PROFIT(LOSS) AFTER INCOME TAX                     77,561      294,421
Retained Profits (Accumulated Losses) at
   the beginning of the Financial Year            (1,906,258)  (2,200,679)
                                                  ----------   ----------
TOTAL AVAILABLE FOR APPROPRIATION                 (1,828,697)  (1,906,258)
                                                  ----------   ----------
RETAINED PROFITS (ACCUMULATED LOSSES)
   AT END OF FINANCIAL YEAR                       (1,828,697)  (1,906,258)
                                                  ==========   ==========

                            LOYALTY MAGIC PTY LIMITED

                             PROFIT AND LOSS ACCOUNT
                        FOR THE YEAR ENDED 30TH JUNE 2005

                               2005        2004
                                $           $
                            ---------   ---------
SALES
ASP Sales                   2,131,431   1,899,456
Subscription Services         113,031      11,475
License Income                252,137     617,259
Support Services              259,173     180,319
International Sales            90,000      73,600
                            ---------   ---------
                            2,845,772   2,782,109
LESS: DIRECT COSTS
Purchases                     117,292     149,061
Contract Data Entry           217,387     243,106
Terminal Costs                 25,500      40,616
                            ---------   ---------
                              360,179     432,783
                            ---------   ---------
GROSS PROFIT FROM TRADING   2,485,593   2,349,326
EXPENDITURE                 2,667,750   2,131,849
                            ---------   ---------
                             (182,157)    217,477
OTHER INCOME
Interest Received               9,908      14,266
Government Subsidies            8,250       4,950
                            ---------   ---------
                               18,158      19,216
                            ---------   ---------
NET (PROFIT)LOSS              163,999    (236,693)
                            =========   =========

                            LOYALTY MAGIC PTY LIMITED

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 2005

1    STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES

     This financial report is a special purpose financial report prepared for the use by the members and directors of the company. Although the directors have determined that the company is not a reporting entity, the report has been prepared in accordance with Accounting Standards, Urgent Issues Group Consensus Views, other authoritative pronouncements of the Australian Accounting Standards Board and the Corporations Act 2001.

     The report is also prepared on an accruals basis and is based on historic cost and does not take into account changing money values or, except where specifically stated, current valuations of non-current assets. The following material accounting policies, which are consistent with the previous period unless otherwise stated, have been adopted in the preparation of this report:-

     (a)  INCOME TAX

     The company adopts the liability method of tax effect accounting whereby the income tax expense is based on the operating profit adjusted for any permanent differences.

     Future income tax benefits are not brought to account unless realisation of the asset is assured beyond any reasonable doubt. Future income tax benefits in relation to tax losses are not brought to account unless there is virtual certainty of realisation of the benefit.

     (b)  PROPERTY, PLANT AND EQUIPMENT

     Each class of property, plant and equipment is accounted for at cost less accumulated depreciation, and is depreciated on a diminishing value basis over the expected useful lives to the company.

     (c)  INTANGIBLES

     Web Site development costs are capitalised until completion of the relevant platform, then amortised on a straight line basis over the period during which the site is expected to benefit the company.

     (d)  EMPLOYEE ENTITLEMENTS

     Provision is made for employee entitlements arising from services rendered by employees to balance date.

     (e)  GOODS AND SERVICES TAX

     Revenues, expenses and assets are recognised net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the Australian Tax Office (ATO). In these circumstances the GST is recognised as part of the cost of acquisition of the asset or as part of the cost of the expense.

     The net amount of GST recoverable, or payable to, the ATO is included as a current asset or liability in the balance sheet.

                            LOYALTY MAGIC PTY LIMITED

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 2005

1    STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

     (f)  REVENUE RECOGNITION

     Main Areas of Income

     (i)  Application Service Provision Income

     Fixed Charge Management fees - Invoiced monthly and brought to account monthly Variable Fees - Invoiced monthly based on volume of transactions processed

     (ii) Licensed Income

     Customisation of Software - Taken up as unearned income and brought to account as revenue, on completion of agreed milestones.

     Support Fees - Invoiced in advance, taken up as unearned income and transferred to revenue depending on the contract terms.

     Upgrade rights - Invoiced annually in advance, taken up as unearned income and transferred to revenue monthly on a straight line basis.

     (g)  LEASES

     Leases of fixed assets, where substantially all the risks and benefits incidental to the ownership of the asset, but not legal ownership, are transferred to the company are classified as finance leases.

     Finance leases are capitalised recording an asset and a liability equal to the present value of the minimum lease payments, including any guaranteed residual value.

     Leased assets are depreciated on a straight line basis over their estimated useful lives where it is likely that the economic entity will obtain ownership of the asset or over the term of the lease.

     Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.

     CONFORMITY WITH UNITED STATES OF AMERICA (US) GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)

     In order to comply with the provisions of US GAAP, capitalised Web Development Costs, $70,017 (2004 - $54,391) and Development Costs of New Platform, $209,173 (2004 - $Nil) (refer to Note 7), should be written off as expenses in the year in which they are incurred. This adjustment would reduce the company's net profit for the year by $224,799 (2004 - $54,391) and reduce net assets at 30th June, 2005 by $279,190 (2004 - $54,391).

                            LOYALTY MAGIC PTY LIMITED

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 2005

                                                   2005        2004
                                                    $           $
                                                ---------   ---------
2    CASH
     Petty Cash                                       200         200
     Cash at Bank                                  43,246     659,791
                                                ---------   ---------
                                                   43,446     659,991
                                                =========   =========

3    RECEIVABLES
     CURRENT
     Trade Debtors                                633,599     407,520
     Less: Provision for Doubtful Debts           (80,000)    (30,000)
                                                ---------   ---------
                                                  553,599     377,520
                                                ---------   ---------
     Sundry Debtors                               286,560      57,728
     Rental Bond                                   15,000      15,000
                                                ---------   ---------
                                                  855,159     450,248
                                                =========   =========

4    INVESTMENTS
     CURRENT
     Shares in Associated Companies                     4           4
                                                =========   =========
5    OTHER ASSETS
     CURRENT
     Prepayments                                    7,611      30,795
                                                =========   =========

                            LOYALTY MAGIC PTY LIMITED

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 2005

                                                   2005        2004
                                                    $           $
                                                ---------   ---------
6    PROPERTY, PLANT & EQUIPMENT
     Office Furniture & Equipment at Cost         366,722     416,163
     Less: Accumulated Depreciation              (220,393)   (258,347)
                                                ---------   ---------
                                                  146,329     157,816
                                                ---------   ---------
     Leased Assets at Cost                         92,556          --
     Less: Accumulated Amortisation               (17,999)         --
                                                ---------   ---------
                                                   74,557          --
                                                ---------   ---------
     TOTAL PROPERTY, PLANT & EQUIPMENT            220,886     157,816
                                                =========   =========

7    INTANGIBLES
     Development of New Platform - at cost        209,173          --
     Patents & Trademarks                           1,773          --
     Web Development - at cost                     84,020      54,391
     Less: Accumulated Amortisation               (14,003)         --
                                                ---------   ---------
                                                   70,017      54,391
                                                ---------   ---------
                                                  280,963      54,391
                                                =========   =========

8    ACCOUNTS PAYABLE
     CURRENT
     Sundry Creditors                              44,903      27,198
     Trade Creditors                              123,735     122,263
                                                ---------   ---------
                                                  168,638     149,461
                                                =========   =========

9    BORROWINGS
     CURRENT
     GST Payable                                   34,672      34,242
                                                =========   =========
     NON-CURRENT
     Lease Liability                               67,817          --
                                                =========   =========

                            LOYALTY MAGIC PTY LIMITED

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 2005

                                                   2005        2004
                                                    $           $
                                                ---------   ---------
10   PROVISIONS
     CURRENT
     Provision for Annual Leave                   104,635      81,654
     Provision for Bonuses                         33,049     161,647

     NON CURRENT
     Provision for Long Service Leave              10,617          --
                                                ---------   ---------
     Aggregate employee entitlement liability     148,301     243,301
                                                =========   =========

11   OTHER LIABILITIES
     CURRENT
     Income in Advance                            117,909     133,470
                                                =========   =========

12   ISSUED CAPITAL
     PAID UP CAPITAL:
     Issued Capital                             2,699,429   2,699,029
                                                =========   =========

13   EXPENDITURE
     Salaries                                   1,460,293   1,156,712
     General and Administrative                 1,207,457     975,137
                                                ---------   ---------
     Total Expenditure                          2,667,750   2,131,849
                                                =========   =========

14   INCOME TAX EXPENSE

No income tax is payable on the net profit for the year as the company has accumulated losses available as an income tax deduction from prior years.

Future income tax benefits not brought to account, the benefits of which will only be realised if the relevant conditions for deductibility occur:

     - timing differences                          34,576      24,496
     - tax losses                                  66,643     243,053
                                                ---------   ---------
     Total                                        101,219     267,549
                                                =========   =========

Further, the company is entitled to receive a grant of $241,560 (2004 - $57,728) from the Australian Taxation Office in respect of research and development expenditure for the year ended 30 June 2005.

                            LOYALTY MAGIC PTY LIMITED
              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

                        FOR THE YEAR ENDED 30TH JUNE 2005

                                                                     2005         2004
                                                           NOTE       $            $
                                                           ----   ----------   ----------
15   STATEMENT OF CASH FLOWS

RECONCILIATION OF OPERATING PROFIT TO NET CASH
INFLOW FROM OPERATING ACTIVITIES
Operating profit/(loss) after income tax                              77,561      294,421
Depreciation expense                                                  51,875       41,044
CHANGE IN OPERATING ASSETS AND LIABILITIES
(Increase)/Decrease in trade and other receivables                  (221,079)     109,438
(Increase)/Decrease in prepayments                                    23,184      (21,985)
Increase/(Decrease) in trade and other creditors                      19,607       42,224
Increase/(Decrease) in borrowings                                         --      (44,948)
Increase/(Decrease) in provisions                                    (95,000)     (75,871)
Increase/(Decrease) in unearned income                               (15,561)       2,887
Increase/(Decrease) in provision for income tax                     (183,832)     326,402
                                                                  ----------   ----------
Net cash flow from operating activities                             (343,245)     673,612
                                                                  ==========   ==========

During the financial year the company acquired property, plant and equipment with a cost of $92,556, by means of finance leases, these acquisitions are not reflected in the Statement of Cash Flows.

16   CAPITAL AND LEASING COMMITMENTS

     Finance Lease Commitments Payable
     - not later than 1 year                                          33,588           --
     - later than 1 year but not later than 5 yrs                     35,241           --
     - later than 5 years                                                 --           --
                                                                  ----------   ----------
     Minimum lease payments                                           68,829
     Less future finance charges                                      (1,011)
                                                                  ----------   ----------
     Total Lease Liability                                    9       67,818           --
                                                                  ==========   ==========
     Operating Leases Commitments Payable
     - no later than 1 year                                           66,938       63,548
     - later than 1 year but not later than 5 years                   76,428      143,365
     - later than 5 years                                                 --           --
                                                                  ----------   ----------
     Total Lease Liability                                           143,365      206,914
                                                                  ==========   ==========

                            LOYALTY MAGIC PTY LIMITED

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 2005

                                                                     2005         2004
                                                                      $            $
                                                                  ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers                                            2,617,382    2,899,384
Payments to suppliers and employees                               (3,024,948)  (2,621,208)
Interest Received                                                      9,907       14,266
Interest Paid                                                         (3,314)      (2,960)
Income Tax Refund                                                     57,728      384,130
                                                                  ----------   ----------
NET CASH INFLOW FROM OPERATING ACTIVITIES                    15     (343,245)      673,612
CASH FLOWS FROM INVESTING ACTIVIES
Payments for property, plant and equipment                           (21,700)     (61,833)
Proceeds from sale of property, plant and equipment                       --           --
Payments for Web Development                                        (226,572)     (54,391)
                                                                  ----------   ----------
NET CASH OUTFLOW FROM INVESTING ACTIVITIES                          (248,272)    (116,224)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issue of Ordinary Shares                                   400          538
Repayment of lease liabilities                                       (25,428)          --
                                                                  ----------   ----------
Net cash inflow/(outflow) from financing activities                  (25,028)         538
Net increase/(decrease) in cash held                                (616,545)     557,926
Cash at the beginning of the financial year                   2      659,991      102,065
                                                                  ----------   ----------
CASH AT THE END OF THE FINANCIAL YEAR                         2       43,446       43,446
                                                                  ==========   ==========

INDEPENDENT AUDITOR'S REPORT

The Directors
Loyalty Magic Pty Ltd
5th Floor, 140 Bourke Street
MELBOURNE  VIC 3000

We have audited the accompanying balance sheet of Loyalty Magic Pty Ltd as of 30th June, 2005 and 30 June, 2004, and the related statements of profit and loss and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Loyalty Magic Pty Ltd at 30th June, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America, except for the following matter which is referred to at Note 1 to the Financial Statements -

CONFORMITY WITH UNITED STATES OF AMERICA (US) GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)-

In order to comply with the provisions of US GAAP, capitalised Web Development Costs, $70,017 (2004 - $54,391) and Development Costs of New Platform, $209,173 (2004 - $Nil), (refer to Notes 1 and 7), should be written off as expenses in the year in which they are incurred. This adjustment would reduce the company's net profit for the year by $224,799 (2004 - $54,391) and reduce net assets at 30th June, 2005 by $279,190 (2004 - $54,391).

McInnes Graham & Gibbs


/s/ Jeffrey E Graham
------------------------------------
Jeffrey E Graham
Partner
16th December 2005